UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 23, 2009
Date of Report (Date of earliest event reported)

ECOLOGY AND ENVIRONMENT, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive
Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendment to the Registrant’s Code of Ethics, or Waiver or Provisions of the Code of Ethics.

Section 5.05.    On November 23, 2009, as part of its periodic review of the Company’s Code of Business Conduct and Ethics (the “Code”), which applies to all of its directors, officers and employees, the Company’s Audit Committee and its Directors approved a minor amendment to the Code.  The amendment adopted by the Directors dealt with the manner in which the Company prepares bids in response to client’s proposals.  The adoption of the revised Code did not result in any waiver, explicit or implicit, of any provision of the Company’s previous Code.

The foregoing summary of the description of the amendment to the Company’s Code is qualified in its entirety by reference to the amendment Code of Business Conduct and Ethics, a copy of which is filed herewith as Exhibit 14.1 to this Form 8-K and incorporated herein by reference.  The Company has posted the amended Code in the “About E&E” section of its corporate website at www.ene.com.

Section 9.01     Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description of Exhibit

	14.1	The Ecology and Environment, Inc. Code of Business Conduct and Ethics, as amended through November 23, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	November 24, 2009	ECOLOGY AND ENVIRONMENT, INC. /s/ Ronald L. Frank
Ronald L. Frank Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

14.1	The Ecology and Environment, Inc. Code of Business Conduct and Ethics, as amended through November 23, 2009